Exhibit 4.32

Letter of Confirmation

Whereas:

1.           I, Fu Qianneng, a citizen of the People’s Republic of China, ID No.: (                              ), a shareholder of Dongguan Herui Supply Chain Management Co., Ltd., holding 40% equity (“my equity”) of the company;

2.           I have entered into a series of agreements and annexes and amendments to them in any form (“such Agreements”) with Shanghai Lightinthebox Information Technology Co., Ltd. and Dongguan Herui Supply Chain Management Co., Ltd., including the Equity Pledge Agreement, Exclusive Technical Consulting and Service Agreement, Exclusive Option Agreement and Power of Attorney.

As a party to such Agreements, I hereby confirm that:

I will make proper arrangement in advance, to ensure that, in case of death, incapacity and divorce of me or other circumstances that may affect the performance of my obligations hereunder, my successor, guardian, creditor, spouse or any other person who may obtain my equity or related rights (“successor of my equity”) will agree that:

(1)         My equity shall and may be mortgaged, sold or otherwise disposed of in accordance with such Agreements;

(2)         Such Agreements shall be applicable to legitimate rights and interests in my equity which may be obtained by successor of my equity;

(3)         Under no circumstance, with respect to my equity, will the successor of my equity make any claim or take any action which conflicts with such Agreements.

Hereby confirm.

/s/ Fu Qianneng
Fu Qianneng

September 27th, 2020

Letter of Confirmation

Whereas:

1.           I, Teng Xiaoling, a citizen of the People’s Republic of China, ID No.: (                         ), the spouse of Fu Qianneng who is a shareholder of Dongguan Herui Supply Chain Management Co., Ltd.;

2.           Fu Qianneng have entered into a series of agreements and annexes and amendments to them in any form (“such Agreements”) with Shanghai Lightinthebox Information Technology Co., Ltd. and Dongguan Herui Supply Chain Management Co., Ltd., including the Equity Pledge Agreement, Exclusive Technical Consulting and Service Agreement, Exclusive Option Agreement and Power of Attorney.

I hereby confirm that I have read and am familiar with such Agreements and that I will be a party to and bound by such Agreements when necessary.

I further confirm and agree:

(1)         Under all circumstances, the equity held by Fu Qianneng (“equity held by Fu Qianneng”) as stated in such Agreements shall be owned by Fu Qianneng. Fu Qianneng is entitled to mortgage, sell or otherwise dispose of such equity in accordance with such Agreements, without my consent;

(2)         With respect to the equity held by Fu Qianneng, Fu Qianneng is entitled to enter into any modifications and changes to such Agreements, without my signature, confirmation, consent or affirmation;

(3)         Under no circumstance, with respect to the equity held by Fu Qianneng, will I make any claim or take any action which conflicts with such Agreements;

(4)         Any portion of the equity held by Fu Qianneng that may be owned by me (“my equity”) shall and can be mortgaged, sold or otherwise disposed of in accordance with such Agreements;

(5)         When necessary, I will agree to enter into and become a party to such Agreements and warrant that any modification and change to such Agreements will not conflict with the rights and obligations of Fu Qianneng under such Agreements;

(6)         Under no circumstance, with respect to my equity, will I make any claim or take any action which conflicts with such Agreements.

Hereby confirm.

/s/ Teng Xiaoling
Teng Xiaoling

September 27th, 2020

Letter of Confirmation

Whereas:

1.           I, Liu Li, a citizen of the People’s Republic of China, ID No.: (                         ), shareholder of Dongguan Herui Supply Chain Management Co., Ltd., holding 60% equity (“my equity”) of the company;

2.           I have entered into a series of agreements and annexes and amendments to them in any form (“such Agreements”) with Shanghai Lightinthebox Information Technology Co., Ltd. and Dongguan Herui Supply Chain Management Co., Ltd., including the Equity Pledge Agreement, Exclusive Technical Consulting and Service Agreement, Exclusive Option Agreement and Power of Attorney.

As a party to such Agreements, I hereby confirm that:

I will make proper arrangement in advance, to ensure that, in case of death, incapacity and divorce of me or other circumstances that may affect the performance of my obligations hereunder, my successor, guardian, creditor, spouse or any other person who may obtain my equity or related rights (“successor of my equity”) will agree that:

(1)         My equity shall and may be mortgaged, sold or otherwise disposed of in accordance with such Agreements;

(2)         Such Agreements shall be applicable to legitimate rights and interests in my equity which may be obtained by successor of my equity;

(3)         Under no circumstance, with respect to my equity, will the successor of my equity make any claim or take any action which conflicts with such Agreements.

Hereby confirm.

/s/ Liu Li
Liu Li

September 27th, 2020

Letter of Confirmation

Whereas:

1.           I, Miao Liang, a citizen of the People’s Republic of China, ID No.: (                        ), the spouse of Liu Li who is a shareholder of Dongguan Herui Supply Chain Management Co., Ltd.;

2.           Liu Li have entered into a series of agreements and annexes and amendments to them in any form (“such Agreements”) with Shanghai Lightinthebox Information Technology Co., Ltd. and Dongguan Herui Supply Chain Management Co., Ltd., including the Equity Pledge Agreement, Exclusive Technical Consulting and Service Agreement, Exclusive Option Agreement and Power of Attorney.

I hereby confirm that I have read and am familiar with such Agreements and that I will be a party to and bound by such Agreements when necessary.

I further confirm and agree:

(1)         Under all circumstances, the equity held by Liu Li (“equity held by Liu Li “) as stated in such Agreements shall be owned by Liu Li . Liu Li is entitled to mortgage, sell or otherwise dispose of such equity in accordance with such Agreements, without my consent;

(2)         With respect to the equity held by Liu Li , Liu Li is entitled to enter into any modifications and changes to such Agreements, without my signature, confirmation, consent or affirmation;

(3)         Under no circumstance, with respect to the equity held by Liu Li , will I make any claim or take any action which conflicts with such Agreements;

(4)         Any portion of the equity held by Liu Li that may be owned by me (“my equity”) shall and can be mortgaged, sold or otherwise disposed of in accordance with such Agreements;

(5)         When necessary, I will agree to enter into and become a party to such Agreements and warrant that any modification and change to such Agreements will not conflict with the rights and obligations of Fu Qianneng under such Agreements;

(6)         Under no circumstance, with respect to my equity, will I make any claim or take any action which conflicts with such Agreements.

Hereby confirm.

/s/ Miao Liang
Miao Liang

September 27th, 2020